Exhibit 99.1

GD Culture Group Unveils its Innovative Marketing Approach, One Story at a Time

A Strategic Evolution in the Next Phase of Influencer Marketing: From Virtual Spokesperson to Dynamic Storyteller

NEW YORK, December 19, 2023 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a Nevada holding company currently conducting business through its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today unveiled its innovative marketing approach, named One Story at a Time, with a primary focus on enhancing audience experiences on TikTok. The One Story at a Time expects to refine virtual influencers to authentically represent brands and captivate target audiences by shifting them from virtual spokespersons to dynamic storytellers. This strategic evolution marks a significant step in the Company’s journey to navigate in the digital influencer landscape.

After the November 20, 2023 announcement introducing AI-driven Digital Humans on TikTok, the current fleet of 30 digital avatars has garnered attention. These avatars, boasting unique personalities and compelling content, have collectively amassed 334,000 followers and nearly 70,000 likes since the October launch earlier this year.

In pursuit of vivid and engaging viewer experience, these digital avatars have transitioned into adept storytellers. Utilizing captivating videos and imagery, these virtual influencers aim to present a compelling brand image across diverse industries, from fashion, entertainment, technology to education. Leveraging advanced deep learning and AI technologies, these virtual influencers provide meticulous creative control and personalized storytelling. This capability empowers virtual influencers to align closely with brand messages and values, fostering deeper connections between brands and their consumers.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “The transformation of digital avatar to storytellers underscores GDC’s commitment to innovative and resonant creations that deeply connect with audiences. Looking ahead, through strategic partnerships with brands, we aim to amplify the value of our technological assets by transforming our digital human into innovative tools for brand marketing. This strategic move aligns with our mission to realize commercial success and strengthen our position as pioneer in the digital influencer landscape.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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